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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT
                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                                   February 5, 1998
                             ----------------------------
                   Date of Report (Date of earliest event reported)



                           Claremont Technology Group, Inc.
                     --------------------------------------------
                (Exact name of registrant as specified in its charter)



          Oregon                       0-28654               93-1004490
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)                File No.)              Identification No.)

             1600 N.W. Compton Drive, Suite 210, Beaverton, Oregon  97006
             ------------------------------------------------------------
                 (Address of principal executive offices) (Zip Code)



                 Registrant's telephone number, including area code:
                                    (503) 690-4000



                                   Not applicable
              ----------------------------------------------------------
            (Former name or former address, if changed since last report)



                               Exhibit Index on Page 7


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 Item 5.  OTHER EVENTS

     (a) On February 5, 1998, the Board of Directors of Claremont Technology Group, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, no par value (the "Common Stock"), of the Company. The distribution is payable to shareholders of record on February 20, 1998. Each Right, when exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock ("Preferred Stock") at a price of $82.50 per one-hundredth share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated February 5, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

     Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and a distribution of Rights Certificates will occur upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 10 business days (or such later date as the Board of Directors may determine) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date").

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates, and will be transferred with and only with the Common Stock certificates, (ii) new Common Stock certificates issued after February 20, 1998, upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 5, 2008, unless earlier redeemed or exchanged by the Company as described below. The Rights will not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights has not been obtained or is not obtainable.

     As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights. Except as otherwise determined

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by the Board of Directors, only shares of Common Stock issued prior to the
Distribution Date will be issued with Rights.

     In the event that a Person becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

     In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company is acquired in a merger or other business combination transaction in which the Company is the surviving corporation and, in connection with such transaction all or part of the outstanding Common Stock shall be changed into or exchanged for securities of another company or cash or other property, or
(iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

     At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, but before any person becomes the beneficial owner of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

     The Purchase Price payable, and the number of one one-hundredths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and in lieu thereof, an adjustment in cash will be made based

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on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     In general, the Company may redeem the Rights in whole, but not in part, at any time until ten days following the Stock Acquisition Date, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be subject to federal taxation to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     The provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided however, no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.

     As of January 30, 1998 there were 8,521,221 shares of Common Stock issued and outstanding. Each share of Common Stock outstanding on February 20, 1998 will receive one Right. As long as the Rights are attached to the Common Stock, the Company will issue one Right for each share of Common Stock issued between February 20, 1998 and the Distribution Date. A total of 200,000 shares of Preferred Stock are reserved for issuance upon exercise of the Rights.

     The form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit C the form of Rights Certificate, is attached hereto as Exhibit 99.1. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

     (b) On February 9, 1998, the Company announced that Paul Cosgrave, Chairman and Chief Executive Officer, and Dennis Goett, Chief Financial Officer, had resigned from

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the Company to pursue other career interests.  Jerry Stone, who previously served as Vice Chairman of the Company's Board of Directors, was elected Chairman of the Board. Stephen Carson, President of the Company, was elected to the additional position of Chief Financial Officer. John Torrell, III, former President of Manufacturers Hanover Trust Company, was also elected to the Board of Directors.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


     99.1 Form of Rights Agreement dated as of February 5, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C. as Rights Agent.

     99.2 Press Release dated February 9, 1998.


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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CLAREMONT TECHNOLOGY GROUP, INC.


Date: February 18, 1998       By:  /s/ Stephen M. Carson
                                 -----------------------------------------------
                                   Stephen M. Carson, President



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                                    EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION                                             PAGE

  99.1              Form of Rights Agreement dated
                    as of February 5, 1998 between
                    the Company and ChaseMellon Shareholder
                    Services, L.L.C. as Rights Agent.

  99.2              Press Release dated as of
                    February 9, 1998



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